Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Seamus Grady, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Fabrinet for the fiscal quarter ended March 27, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Fabrinet.

	By:	/s/ SEAMUS GRADY

Date: May 5, 2020	Name:	Seamus Grady

	Title:	Chief Executive Officer (Principal Executive Officer)

I, Csaba Sverha, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Fabrinet for the fiscal quarter ended March 27, 2020 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Fabrinet.

	By:	/s/ CSABA SVERHA

Date: May 5, 2020	Name:	Csaba Sverha

	Title:	Executive Vice President, Chief Financial Officer
(Principal Financial and Accounting Officer)